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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE

                        SECURITIES EXCHANGE ACT OF 1934







        Date of Report (Date of earliest event reported)  APRIL 14, 1997
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                            PREFERRED NETWORKS, INC.
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             (Exact name of registrant as specified in its charter)


           DELAWARE                         0-27658               58-1954892
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(State or other jurisdiction of        (Commission File        (I.R.S. Employer
       incorporation)                       Number)          Identification No.)


850 CENTER WAY, NORCROSS, GEORGIA                                      30071
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(Address of principal executive offices)                             (Zip Code)




    (Registrant's telephone number, including area code)  (770) 582-3500
                                                          --------------


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        (Former name or former address, if changed since last report)

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ITEM 1. CHANGES IN CONTROL OF REGISTRANT

     (b) On April 14, 1997, Preferred Networks, Inc. (the "Company") executed a commitment letter with certain of its shareholders to sell to them $15.0 million in redeemable preferred stock and warrants and a commitment for a loan of up to $10.0 million to be utilized prior to the closing of the sale of this equity capital. The Company has given the investors the option to increase their commitment to purchase stock and warrants by up to an additional $5.0 million at substantially the same terms until June 30, 1997. The issuance of the preferred stock and warrants is subject to shareholder approval and the execution of definitive documents and is expected to close in June 1997. This issuance may at a subsequent date result in a change in control of the Company.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (c) Exhibits

         The following exhibits are filed as part of this Current Report on Form 8-K:

                 2.1 Commitment Letter dated April 9, 1997 between the Company, Centennial Fund IV, L.P., Saugatuck Capital III, PNC Capital Corp., Fleet Equity Partners, and Primus Venture Fund III (incorporated by reference to Exhibit
                      10.31 to the Registrant's Annual Report on Form 10-K,
                      No. 0-27658, filed April 15, 1997).


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                                 SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      PREFERRED NETWORKS, INC.



Date:  April 22, 1997                 By: /s/ Kim Smith Hughes
                                          ------------------------
                                          Kim Smith Hughes
                                           Chief Financial Officer




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                              INDEX TO EXHIBITS



                         Exhibit                            Sequential Page No.
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2.1   Commitment Letter dated April 9, 1997 between the
      Company, Centennial Fund IV, L.P., Saugatuck Capital
      III, PNC Capital Corp., Fleet Equity Partners, and
      Primus Venture Fund III (incorporated by reference to
      Exhibit 10.31 to the Registrant's Annual Report on
      Form 10-K, No. 0-27658, filed April 15, 1997).



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